Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this annual report on Form 10-K/A of Vanity Holding Group, Inc. for the period from August 25, 2004 (Date of Inception) to December 31, 2008 of our report dated March 30, 2009, relating to the financial statements for the period from August 25, 2004 (Date of Inception) to December 31, 2008 listed in the accompanying index.

/s/ Drakeford & Drakeford, LLC

Drakeford & Drakeford,LLC
New York/ New York

April 14, 2009